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                                                                    Ex-99.(J)(1)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the references to our firm on the cover of the Statement of Additional Information and under the captions "Independent Public Accountants" and "Financial Statements" in this Registration Statement (Form N-1A 33-17619) of Goldman Sachs Trust.


                                                         ERNST & YOUNG LLP

New York, New York
February 22, 2000